Exhibit 5.1

October 24, 2008

Cypress Semiconductor Corporation

198 Champion Court, San Jose, California

San Jose, CA 95134-1599

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 24, 2008 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 67,000,000 shares of common stock, par value $0.01, of Cypress Semiconductor Corporation (“Common Stock”), reserved for issuance pursuant to the Cypress Semiconductor Corporation 1994 Stock Plan, as amended and restated, and that may be issued pursuant to stock options and restricted stock units that are outstanding under such plan; 18,000,000 shares of Common Stock reserved for issuance pursuant to the Cypress Semiconductor Corporation 1999 Non-Statutory Stock Option Plan, as amended and restated, and that may be issued pursuant to stock options that are outstanding under such plan; 62,843 shares of Common Stock that may be issued pursuant to stock options that are outstanding under the International Microcircuits Inc. 2000 Nonstatutory Stock Option Plan; and 1,814,507 shares of Common Stock reserved for issuance pursuant to the Cypress Semiconductor Corporation Employee Qualified Stock Purchase Plan, as amended and restated (collectively with the Cypress Semiconductor Corporation 1994 Stock Plan, as amended and restated, the Cypress Semiconductor Corporation 1999 Non-Statutory Stock Option Plan, as amended and restated, and the International Microcircuits Inc. 2000 Nonstatutory Stock Option Plan, the “Plans”). The shares of Common Stock referred to in the immediately foregoing sentence are referred to as the “Shares.” As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans.

It is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plans, legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI Professional Corporation